                                                                       EXHIBIT 5


                                  June 27, 2000


Fred W. Kelly, Jr., President
SUN BANCORP, INC.
2-16 South Market Street
Selinsgrove, PA 17870

                  RE:      Sun Bancorp, Inc.
                           Registration Statement on Form S-8
                           Our File No: NEW

Dear Mr. Kelly:

         We have acted as Special Corporate Counsel to Sun Bancorp, Inc., a Pennsylvania corporation (the "Corporation") in connection with its Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission relating to the registration of 100,000 shares of its common stock issuable upon the exercise of options granted pursuant to the Corporation's 401(k) Plan (the "Plan") and registration of an indeterminate number of plan interests.

         In connection with the foregoing, we have examined, among other things, the documents relating to the Plan, the Registration Statement, and originals or copies, satisfactory to us, of all such corporate records and of all such agreements, certificates and other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original documents of documents submitted to us as copies. As to any facts material to our opinion, we have, to the extent that relevant facts were not independently established by us, relied on certificates of public officials and certificates, oaths and declarations of officers or other representatives of the Corporation.

         On the basis of the foregoing and in reliance thereon, we are of the opinion that the Corporation's common stock, no par value, when sold and issued in accordance with the Plan, the Registration Statement and related prospectus, will be legally and validly issued, fully paid, and non-assessable.

         We consent to the use of this opinion as an exhibit to the Corporation's Registration Statement on Form S-8.

                                                     Very truly yours,


                                                     /s/ Nicholas Bybel, Jr.
                                                     By Nicholas Bybel, Jr.